Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to use of our report dated April 30, 2025, in the Registration Statement (Form F-1) and related prospectus of HUB Cyber Security Ltd. dated September 2, 2025.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
September 2, 2025	A Member of EY Global